UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2016 (March 30, 2016)
 ______________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Brian Wuebbels

On March 30, 2016, Brian Wuebbels resigned from his position as President and Chief Executive Officer of Terraform Power, Inc. (the “Company”). On the same day, Mr. Wuebbels also resigned from his position as a director on the board of directors (the “Board”) of the Company. The resignations were effective immediately.

(c) Office of the Chairman

On March 30, 2016, the Board established an office of the chairman (the “Office of the Chairman”).

The Board appointed Peter Blackmore, the Chairman of the Board, to lead the Office of the Chairman. The Board also appointed the other independent directors of the Board, Christopher Compton, Jack Jenkins-Stark and Hanif Dahya to the Office of the Chairman. The Board vested Mr. Blackmore with all of the powers and authority currently vested in the Chief Executive Officer of the Company, and the ability to delegate all or part of such authority to the other members of the Office of the Chairman and/or to the officers of the Company. The Office of the Chairman will report to the Board of Directors and the committees thereof.

The Office of the Chairman is intended to be temporary until a new Chief Executive Officer is appointed. The Board intends to commence a search for a new Chief Executive Officer promptly.

The information regarding the business expertise and backgrounds of Mr. Blackmore, Mr. Compton, Mr. Jenkins-Stark and Mr. Dahya is incorporated by reference to the relevant information set forth in the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 27, 2015 and Schedule 14A filed with the SEC on April 23, 2015.

(d) Election of Ilan Daskal to Board

On March 30, 2016, the Board elected Ilan Daskal to be a member of the Board and fill the vacancy created by Mr. Wuebbels’ resignation, effective immediately.

Mr. Daskal, age 50, is the chief financial officer designee and executive vice president of SunEdison, Inc. In addition, Mr. Daskal is a board member and chairman of the audit committee of Ixia, a leading provider of network testing, visibility and security solutions. He was previously the interim chief financial officer of Aricent Inc., a product engineering services company. Prior to his role at Aricent Inc., he was executive vice president and chief financial officer of Cepheid, a molecular diagnostic company, from April 2015 to August 2015. From 2008 to 2015, Mr. Daskal served as the executive vice president and chief financial officer at International Rectifier Corporation, a leader in power management semiconductor technology, which was acquired by Infineon Technologies AG in 2015. Prior to joining International Rectifier Corporation, Mr. Daskal worked at Infineon Technologies from 2001 to 2008 in various capacities, most recently as vice president, finance and business administration, communications division, North America, and prior to that he was chief financial officer at Savan Communications Ltd. and at Smart Link Ltd. Mr. Daskal received a Bachelor of Business degree in accounting from Tel-Aviv College of Management, Israel and a Master of Science degree in Finance from the City University of New York. The Board believes that Mr. Daskal’s extensive financial experience and history of leadership will enable him to effectively serve on the Board.

Item 7.01 Regulation FD Disclosure.

On March 30, 2016, the Company issued a press release announcing the management changes described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 8.01 Other Events.

Importance of Relationship with SunEdison and Heightened Risks

As discussed in the “Related Parties,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and other sections of our Form 10-Q for the period ended September 30, 2015 and in the “Business,” “Risk Factors,” “Properties,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Related Parties” and other sections of our Form 10-K for the year ended December 31, 2014, we depend significantly on SunEdison, Inc. and its controlled subsidiaries (collectively, “SunEdison”), and if SunEdison does not perform substantially as obligated under its agreements with us, including under the Management Services Agreement, project-level operation and maintenance and asset management agreements and other support agreements, such non-performance would be expected to have a material adverse effect on the Company. SunEdison’s ownership interest in the Company is one of its major assets, and we expect to the extent practicable that SunEdison will act in a manner that supports the operations and value of the Company.

SunEdison has not performed as obligated under the Management Services Agreement, in particular with respect to financial reporting and control matters. SunEdison and its subcontractors are continuing to perform substantially under the operations and maintenance (“O&M”) contracts for our operating projects.

In addition, due to SunEdison’s liquidity difficulties, there is a substantial risk that SunEdison will soon seek bankruptcy protection. Such an action would have a material adverse effect on the Company given our reliance on SunEdison as discussed in the Form 10-Q and the Form 10-K. The Company does not rely substantially on SunEdison for funding or liquidity and believes that, in the event SunEdison seeks bankruptcy protection, the Company will have sufficient liquidity to support its ongoing operations.

While our relevant review remains ongoing, we have not identified any significant power purchase agreement that includes a provision that would permit the offtake counterparty to terminate the agreement in the event of a SunEdison bankruptcy.  Our corporate-level revolving credit facility and indentures do not include an event of default provision triggered by a SunEdison bankruptcy.  In most of our debt-financed projects, SunEdison is a party to a material project agreement or guarantor thereof, such as being a party or guarantor to an asset management or O&M contract.  As a result, a SunEdison bankruptcy could result in a default under many of our non-recourse project-debt financing agreements; however, these defaults are generally curable.  If SunEdison files for bankruptcy, we will work with our project lenders to obtain waivers and/or forbearance agreements as we seek to cure such defaults, however no assurances can be given that such waivers/forbearance agreements will be obtained.

Fourth Amendment to Credit and Guaranty Agreement

On March 30, 2016, TerraForm Power Operating, LLC, a subsidiary of the Company, entered into a fourth amendment (the "Amendment") to its credit and guaranty agreement with Barclays Bank PLC, as Administrative Agent and Lender, the other credit parties and certain other lenders party thereto (the “Revolver”).

The Amendment provides that the date on which TerraForm Power, LLC must deliver to the Administrative Agent and the other lenders party to the Revolver its financial statements and accompanying report with respect to fiscal year 2015 shall be extended to April 30, 2016.

Amended Derivative Complaint

As previously disclosed, on January 12, 2016, a verified stockholder derivative complaint (Appaloosa Investment Limited Partnership I et al. v. SunEdison, Inc. et al., Case No. 11898) on behalf of the Company was filed in the Court of Chancery in the State of Delaware against SunEdison and three of the Company’s individual directors.

On March 22, 2016, Appaloosa Investment Limited Partnership I filed an amended complaint (the “Amended Complaint”) under seal. The Amended Complaint seeks corporate governance reforms, including (i) removal of the current members of the Company’s Corporate Governance and Conflicts Committee and replacement with persons elected by the Company’s public stockholders, (ii) removal of the Company’s then- chief executive officer, (iii) appointment to the board of directors of a monitor or director to represent the interests of the Issuer’s public stockholders, and (iv) additional related relief.

The Company is still in the preliminary stages of reviewing the allegations made in the Amended Complaint and, as a result, is unable to provide any assurances as to the ultimate outcome of such compliant or the impact of an adverse resolution.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Press release dated March 30, 2016, titled "TerraForm Power Announces Senior Management Change"

* Document furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: April 1, 2016	By:	/s/ Rebecca Cranna
	Name:	Rebecca Cranna
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated March 30, 2016, titled "TerraForm Power Announces Senior Management Change"

* Document furnished herewith